AMENDED AND RESTATED PROMISSORY NOTE


US $360,000                                          West Caldwell, New Jersey
                                                     May 4, 1998

     FOR VALUE RECEIVED, MASON N. CARTER ("Payor"), hereby unconditionally promises to pay, in accordance with the terms of this promissory note (as the same may be amended from time to time, this "Promissory Note"), to the order of MERRIMAC INDUSTRIES, INC., a New Jersey corporation, or its successors and assigns ("Note Holder"), in lawful money of the United States of America in immediately available funds, on May 4, 2003 and in such account, at such place, or to such party as Note Holder may designate in writing, the principal amount of Three Hundred Sixty Thousand Dollars (US $360,000). Payor also unconditionally promises to pay interest quarterly in arrears from the date hereof (as specified below) on the unpaid principal amount of this Promissory Note outstanding from time to time at a rate calculated each 12-month period beginning on the date hereof, which rate is based upon the weighted average of the rates announced publicly from time to time during such period by Note Holder's primary lending bank (currently, Summit Bancorp) as its prime rate.

     Payment of this Promissory Note is secured by the Pledged Collateral (as defined in the Amended and Restated Pledge Agreement dated as of the date hereof by Payor for the benefit of Note Holder (the "Pledge Agreement")), including, without limitation, the Pledged Shares (as defined in the Pledge Agreement) and any property or interest provided in addition to or in substitution for any of the foregoing.

     Interest on the unpaid principal amount of this Promissory Note outstanding from time to time shall accrue quarterly in arrears from the date hereof and shall be paid on the 4th day of August, November, February and May of each of 1998, 1999, 2000, 2001, 2002 and 2003, except that interest accrued from November 1998 to November 1999 shall be paid to the Note Holder on May 4, 2003. Interest shall be paid from dividends declared in respect of the Pledged Shares. To the extent that in a given quarter such dividends are insufficient to pay interest on the date when due, then Payor shall be liable for the remainder of the interest payment then due.

     Payor may, at its option, prepay all or, from time to time, any part of the unpaid principal balance of this Promissory Note, together with interest accrued thereon, without payment of any premium or penalty.

     Payor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

     If Payor's employment with Note Holder is terminated pursuant to Section 6(c) of the Amended and Restated Employment Agreement, dated January 1, 1998, between Payor and Note Holder, then Note Holder, at its option, by written notice to Payor, may declare the entire principal amount of this Promissory Note to be due and payable, together with accrued interest thereon, without other notice, demand, presentment or protest, all of which are hereby waived by Payor.

     Payor shall not assign this Promissory Note or its obligations hereunder without the prior written consent of Note Holder. This Promissory Note shall be binding upon Payor and its permitted assigns and shall inure to the benefit of Note Holder and its successors and assigns.

     This Promissory Note has been executed and delivered in the State of New Jersey and shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without giving effect to any conflicts of laws provisions of such State. Payor hereby expressly and irrevocably agrees and consents that any suit, action, or proceeding arising out of or relating to this Promissory Note may be instituted in any State.



                                                       /S/   Mason N. Carter
                                                       ---------------------
                                                             Mason N. Carter